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                                                                    EXHIBIT 10.1

                            CONFIDENTIALITY AGREEMENT


PERSONAL AND CONFIDENTIAL



                                September 8, 2003


European Metal Recycling Ltd.
Sirius House
Delta Crescent
Westbrook
Warrington WA5 7NS


Gentlemen:

         In connection with your consideration of a possible mutually agreeable business combination transaction (a "Transaction") with Metal Management, Inc. (the "Company"), the Company is prepared to make available to you certain information concerning the business, financial condition, operations, assets and liabilities of the Company to enable you to evaluate a possible Transaction. As a condition to such information being furnished to you and your directors, officers, employees, agents or advisors and your bankers, lenders and other financing sources and their directors, officers, employees, agents or advisors (including, in each case, without limitation, attorneys, accountants, consultants, and financial advisors) (collectively, "Representatives"), you agree that any information concerning the Company (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication) which is or has been furnished to you or your Representatives by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") will be treated in accordance with the provisions of this agreement and to take or abstain from taking certain other actions hereinafter set forth.

         The term "Evaluation Material" also shall be deemed to include that portion of the notes, analyses, compilations, studies, interpretations or other documents prepared by you or your Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to you or your Representatives pursuant hereto. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (ii) is within your possession on the date hereof, provided that the source of such information is not known by you to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its affiliates with respect to such information, or (iii) becomes available to you on from a source other than the Company or any of its Representatives, provided that such source is not known by you to be bound by a confidentiality agreement with


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European Metal Recycling Ltd.
September 8, 2003
Page 2

or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its affiliates with respect to such information.

         You hereby agree that you and your Representatives shall use the Evaluation Material solely for the purpose of evaluating a possible Transaction and obtaining financing thereof, that the Evaluation Material will be kept confidential and that you and your Representatives will not disclose any of the Evaluation Material in any manner whatsoever except as otherwise permitted by this agreement; provided, however, that (i) you may make any disclosure of such information to which the Company gives its written consent and (ii) any of such information may be disclosed to your Representatives who need to know such information for the sole purpose of assisting you in evaluating a possible Transaction with the Company and obtaining financing thereof (it being understood that such Representatives shall be informed by you of the confidential nature of such information and your obligations hereunder). In any event, you shall be responsible for any breach of this agreement by any of your Representatives or any such person or entity. Notwithstanding anything herein to the contrary, any party to this agreement (and any employee, Representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction contemplated by this agreement and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (a) the tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this agreement and (b) this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities laws. Nothing in this agreement shall (A) in any way limit any party's ability to consult any tax advisor (including, without limitation, a tax advisor independent from all other entities involved in the Transaction) regarding the tax treatment or tax structure of the Transaction or
(B) waive the attorney client privilege or other privileges, including, without limitation, the tax advisor privilege under section 7525 of the Internal Revenue Code.

         In addition, except for disclosures permitted by the immediately preceding paragraph, you and the Company agree that, prior to issuing any press release or making any other public statements regarding the fact that the Evaluation Material has been made available to you or that discussions or negotiations are taking place concerning a possible Transaction involving you and the Company or any of the terms, conditions or other facts with respect thereto, including the status thereof, the disclosing party will furnish a copy of such proposed disclosure to the other party's counsel and provide them a reasonable opportunity to comment on such disclosure.

         You hereby acknowledge that you are aware, and that you will advise such Representatives who are informed as to the matters which are the subject of this agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this agreement from purchasing or selling securities of such issuer or from communication of such information to any


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European Metal Recycling Ltd.
September 8, 2003
Page 3

other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         We hereby acknowledge that you, as beneficial holder of more than 5% of the Company's common stock, are subject to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), and the rules promulgated thereunder. Accordingly, notwithstanding anything in this agreement to the contrary, you may make such disclosures as you have been advised by legal counsel are required by law or legal process, including, without limitation, pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder (provided you furnish a copy of any proposed disclosure to the Company's counsel and provide them a reasonable opportunity to comment on such disclosure).

         In the event that you or any of your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Evaluation Material, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, you or any of your Representatives conclude, after consultation with legal counsel, that you are nonetheless legally compelled to disclose Evaluation Material, you or your Representative may, without liability hereunder, disclose only that portion of the Evaluation Material which such counsel advises you is legally required to be disclosed, provided that you exercise your commercially reasonable efforts to preserve the confidentiality of the Evaluation Material, including, without limitation, by reasonably cooperating with the Company's efforts to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

         If at any time either the Company or you advises the other party that it does not wish to continue discussions with respect to a proposed Transaction between you and the Company, or upon request of the Company (a "Return Notice"), you will promptly return to the Company all copies of the written Evaluation Material then in your possession or in the possession of any of your Representatives; provided, however, that you may promptly destroy any Evaluation Materials prepared by you or any of your Representatives (including, without limitation, any analyses, compilations, studies or other documents, records or data, and any material contained on any computer tapes, computer disks or any other form of electronic or magnetic media) in lieu of returning such materials. You hereby agree to certify in a letter to the Company, delivered promptly following receipt of a Return Notice, that the return required hereunder and such destruction have been accomplished. Notwithstanding the return of the Evaluation Material, you and your Representatives will continue to be bound by the obligations of confidentiality and other obligations hereunder.

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European Metal Recycling Ltd.
September 8, 2003
Page 4

         You understand and acknowledge that neither the Company nor any of its Representatives make any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors or omission therefrom, except as may be provided for in any definitive agreement between you and the Company with respect to a Transaction.

         Until the earlier of (i) the execution by you of a definitive agreement between you and the Company and (ii) June 15, 2004, you agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or key employee of the Company or any of its subsidiaries regarding its business, assets, operations, prospects, finances or Evaluation Material, except with the express permission of the Chairman of the Board or a duly authorized executive officer of the Company. It is understood that the Company will arrange for appropriate contacts for due diligence purposes. It is further understood that all (a) communications regarding the possible Transaction, (b) requests for additional information, and
(c) discussions or questions regarding procedures will be submitted or directed to such party as may be designated by the Company.

         You agree that until June 15, 2004, except as expressly contemplated by this agreement, neither you nor any of the Representatives nor any of your shareholders, directors, officers or employees, will without the prior approval of the Board of Directors of the Company, alone or in concert with others, (a) acquire or make any proposal to acquire any debt or equity securities of the Company in addition to the 1,503,100 shares of the Company's common stock currently owned by you as of the date hereof; (b) enter into or propose to enter into any merger or business combination involving the Company or purchase or propose to purchase a material portion of the assets of the Company; (c) make or participate in any solicitation of proxies to vote any securities of the Company; (d) form, join or participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company; (e) otherwise act to seek to appoint or designate persons for election to the Board of Directors such that your appointees or designees constitute a majority of the directors of the Board of Directors; (f) disclose any intention, plan or arrangement inconsistent with the foregoing; (g) initiate or engage or participate in, any discussions or negotiations or enter into any arrangements, understandings or agreements (whether written or oral) with any person with respect to any of the foregoing matters or assist or seek to assist any person in taking any action with respect to any of the foregoing matters; or
(h) take any action which might require the Company to make a public announcement regarding the possibility of a business combination, merger or other similar transaction. You also agree until June 15, 2004 not to request the Company (or its directors, officers, employees, affiliates or advisors) to amend or waive any provision of this paragraph. Notwithstanding anything in the foregoing to the contrary, (i) in the event that the Company enters into, publicly consents to, or becomes the target of, a transaction with a third party (which shall not include you or any of your affiliates or any "group" (within the meaning of Section

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European Metal Recycling Ltd.
September 8, 2003
Page 5

13(d)(3) of the Exchange Act) in which you or any of your affiliates is a participant), or becomes the target of a publicly announced tender offer for the outstanding shares of the Company's common stock or proxy contest by such a third party, in each case which, if concluded, would constitute a Change in Control, then the restrictions and limitations contained in the first two sentences of this paragraph shall not apply and shall terminate and have no further force or effect and (ii) in the event that any third party (which shall not include you or any of your affiliates or any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in which you or any of your affiliates is a participant) beneficially owns more than 25% of the outstanding shares of the Company's common stock (unless such third party is eligible to file a Schedule 13G in accordance with the requirements of Section 13(d) of the Exchange Act with respect to such ownership (or would otherwise be permitted to file a Schedule 13G but for such third party's inability to satisfy the requirements of Rule 13d-1(c)(3) under the Exchange Act)), then the restrictions and limitations contained in the first two sentences of this paragraph shall not apply and shall terminate and have no further force or effect. For purposes of the foregoing, a transaction shall be deemed to involve a "Change in Control" if such transaction would result in any of the following: (A) any person (other than you or your affiliates or the Company or its subsidiaries or affiliates or any of their employee benefit plans or any trustee of or fiduciary with respect to any such plan when acting in such capacity), or any group acting in concert, beneficially owning, directly or indirectly, in excess of 50% of the Company's then outstanding common stock and, in the event of a merger, combination, consolidation, recapitalization, restructuring or other reorganization of the Company pursuant to which in excess of 50% of the outstanding voting securities of the surviving corporation or parent in such merger, combination, consolidation, recapitalization, restructuring or other reorganization, as the case may be, are not held by the stockholders of the Company immediately prior to such reorganization; (B) a sale or other disposal of all or substantially all of the assets of the Company, whether in one transaction or a series of related transactions; or (C) any "solicitation" of "proxies" or consents to vote any of the Company's voting securities which would result in a majority of the directors of the Company being comprised of individuals other than (1) the directors of the Company on the date hereof or (2) any new director whose election or nomination for election to the Board of Directors was approved or recommended by the Company's then current Board of Directors.

         The Company and you understand and agree that no contract or agreement providing for any Transaction involving the Company shall be deemed to exist between you and the Company unless and until a final definitive agreement has been executed and delivered. The Company and you also agree that unless and until a final definitive agreement regarding a Transaction between the Company and you has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this agreement or otherwise except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to a Transaction between the Company and you, and to terminate discussions and negotiations with you at any time.


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European Metal Recycling Ltd.
September 8, 2003
Page 6

         The Company and you agree that money damages would not be a sufficient remedy for any breach of this agreement and that the Company and you shall be entitled to equitable relief, including, without limitation, injunction and specific performance, in the event of any breach of the provisions of this agreement, in addition to all other remedies available at law or in equity, including, without limitation, monetary damages, both actual and consequential.

         The agreement set forth in this letter may be modified or waived only by a separate writing by the Company and you expressly modifying or waiving such agreement. It is further understood and agreed that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         If any term, provision, covenant or restriction of this agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect.

         The term "person" as used in this agreement will be interpreted broadly to include, without limitation, any corporation, company, group, partnership or other entity or individual.

         This agreement is for the benefit of the Company and, to the extent provided herein, for the benefit of you, and shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof. Each of the Company and you hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this agreement (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by
U. S. registered mail to its respective address shall be effective service of process for any litigation brought against it in any such court. Each of the Company and you hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this agreement in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

         This agreement shall terminate and be of no further force and effect on the third anniversary of the date of this agreement.


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European Metal Recycling Ltd.
September 8, 2003
Page 7

         Please confirm your agreement with the foregoing by signing and returning one copy of this agreement to the undersigned, whereupon this agreement shall become a binding agreement between you and the Company.

                              Very truly yours,

                              METAL MANAGEMENT, INC.



                              By   /s/ Robert C. Larry
                                 -------------------------------------
                                    Name:  Robert C. Larry
                                    Title: Executive Vice President, Finance and
                                           Chief Financial Officer


Accepted and agreed as of
the date first written above:

EUROPEAN METAL RECYCLING LTD.



By         /s/ Colin Iles
         ---------------------------------------------------
         Name:     Colin Iles
         Title:    Managing Director